For Immediate Release
Greenfield Online Announces Second Quarter 2005
Financial Results
Revenue — $26.3 million
Operating Income — $4.5 million
WILTON, CONNECTICUT, August 9, 2005 — Greenfield Online, Inc (Nasdaq: SRVY), today reported financial results for the three and six months ended June 30, 2005.
Dean Wiltse, president and chief executive officer of Greenfield Online, commented. “Our second quarter revenue increased 157% during the quarter over the same period in the prior year, reflecting our recent acquisitions, as well as growth in our business, and positive results from both new and existing customers. In the U.S. alone, and excluding the benefit of Ciao, revenue from our first quarter top five customers as a group was up by 27% sequentially in the second quarter of 2005. We added 74 net new market research customers across the globe. Further, the efficiency of our business model, together with the beneficial impact of our recent acquisitions, enabled us to generate adjusted EBITDA of $7.6 million during the quarter. We are a strong company with a clear leadership position in an industry exhibiting significant growth potential over the long-term.”
Financial Highlights

	For the Three		For the Six Months
$ in thousands, except per share data	Months Ended		Ended
	30-June		30-June
	2005	2004	2005	2004
Revenue	$26,283	$10,229	$41,534	$18,852
Operating Income	4,524	1,946	7,069	2,380
Net Income	19,126	1,727	21,592	2,052
Net Income Available to Common Shareholders	19,126	257	21,592	283
Net Income Per Share — Fully Diluted	$0.75	$0.10	$0.92	$0.10
Diluted Weighted Average Shares Outstanding	25,422	2,693	23,555	2,707
Operating Cash Flow	6,733	240	8,996	139

Non-GAAP Adjusted EBITDA*	7,553	2,538	11,530	3,850
Non-GAAP Fully Tax-Effected Net Income (42%)**	2,502	1,072	4,218	1,273
Non-GAAP Fully Tax-Effected Earnings Per Share**	$0.10	$0.40	$0.18	$0.47
Diluted Weighted Average Shares Outstanding	25,422	2,693	23,555	2,707
Non-GAAP Operating Free Cash Flow***	5,268	(605)	6,507	(1,231)

*	Non-GAAP Adjusted EBITDA is reconciled to GAAP net income in the section entitled “Non-GAAP Financial Measures” below.

**	Non-GAAP Fully Tax-Effected Net Income is reconciled to GAAP net income in the section entitled “Non-GAAP Financial Measures” below.

***	Non-GAAP Operating Free Cash Flow is reconciled to GAAP operating income in the section entitled “Non-GAAP Financial Measures” below.

•	Sales bookings in the second quarter, defined as new signed contracts for online surveys, reached $23 million, up from $19.5 million in the first quarter of 2005.

•	Global online survey bid volume, defined as the total value of online survey projects submitted for bid by clients, during the three months ended June 30, 2005 was $139 million, up, on a pro forma basis, from $128 million in the first quarter of 2005.

•	As of today, third quarter 2005 backlog stands at approximately $19 million. Backlog is defined as signed contracts for online survey projects and online community orders that we expect to complete and deliver to clients during the three months ending September 30, 2005.

•	Revenue from Europe for the second quarter of 2005 totaled $8.1 million, including $2.3 million revenue from Ciao’s comparison-shopping business.

•	On a pro forma basis, revenue from our Non-Top 20 customers grew by 127% in the second quarter over the prior year period and the number of Non-Top 20 customers grew by 62%.

•	The total number of online survey projects completed globally in the second quarter was 2,501 for 467 customers.

•	Foreign exchange translation had a negative impact of approximately $0.3 million on revenues this quarter, as compared with the Company’s previous expectations.

•	Net income benefited from the $15.7 million deferred tax asset valuation allowance reversal related to anticipated future usage of net operating loss carryforwards.
“We are focused on executing on our strategy to become the Internet destination where people from all walks of life can go to take surveys and express their opinions, while enjoying the experience,” Wiltse continued. “Through our advanced technology and global reach we are cementing our leadership position as the company that marketing research firms and corporations can trust for delivering high quality survey respondent data used to make important business decisions. As we continue to integrate our recent acquisitions, we are expanding our panels to take advantage of the growth opportunities in the Healthcare, B2B and IT markets. We are also on track to launch our Unified Panel System in the U.S. in the fourth quarter, which will provide us with significant opportunities to improve upon the panelist experience, as well as the value we provide to our clients. In addition, we remain on schedule for the planned launch of our innovative online ordering tool, goQuote, in late Fall 2005. Our goQuote system will significantly enhance operating efficiencies for Greenfield Online and for our clients. Through these initiatives, we believe we are taking the right steps to further strengthen Greenfield Online’s competitive position and growth potential.”
2005 Outlook – Third Quarter and Full Year
The following statements regarding future financial performance are based on current expectations. These statements are forward looking. Actual results may differ materially, especially in the current economic environment. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.

Based on current visibility, the Company is now providing the following guidance:

	Three Months Ending	Year Ending
	September 30, 2005	December 31, 2005
Revenue	$26 – $27 million	$95- $99 million
Operating Income	$4.5 – $4.9 million	$15.4 - $18.3 million
Adjusted EBITDA *	$7.6 – $8.0 million	$26 – $29 million
Fully Tax Effected Net Income **	$2.5 - $2.7 million	$8.8 - $10.5 million

*	Non-GAAP Adjusted EBITDA is reconciled to GAAP net income in the section entitled “Non-GAAP Financial Measures” below.

**	Non-GAAP Fully Tax-Effected Net Income is reconciled to GAAP net income in the section entitled “Non-GAAP Financial Measures” below.
We are revising our full-year 2005 revenue guidance to $95 to $99 million. Our revised outlook reflects an estimated $1.5 million negative adjustment related to our current estimates for foreign currency translation impact in the second half of the year. In addition, our bid volume in the second quarter was essentially flat in the U.S. and globally does not support the level of revenue represented by our prior revenue guidance for the remainder of the year 2005. We currently believe this to be a temporary situation and believe the potential causes for this bid volume slow down to include:
•	Client satisfaction was impacted by greater than anticipated operational inefficiencies in the areas of sampling, targeting and project timing resulting from operating with three separate panels in the second quarter;
•	We are addressing this issue by pushing forward with our Unified Panel System (UPS), which is scheduled for Beta in September 2005 and full rollout in the fourth quarter.
•	The significant expansion of our market share due to recent acquisitions is causing some clients to diversify their online sample data sources;
•	This has been a greater factor than we had anticipated and has impacted revenue growth with certain customers, who, as a result of our acquisitions, found themselves purchasing a high percentage of their data needs from Greenfield Online.
•	Increased competition among the existing industry players;
•	We have not seen significant new entrants to the market, however, select competitors, for which Internet market research data supply was a non-core or a minority revenue source, have increased their efforts to secure additional revenue from this profitable product line.
•	Pricing pressure in the North American sample only business;
•	This has played a factor in our overall revenue growth, as it is the path of least resistance for competitors to gain market share or establish a revenue base in the marketing research data collection business.
Based on the revised guidance as outlined above, the Company estimates its organic revenue growth rate to be 35%.
Non-GAAP Financial Measures
We define adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and stock based compensation. We define operating free cash flow as cash flow from operations less cash paid for capital expenditures as well as capital lease payments. Adjusted EBITDA and operating free cash flow may not be comparable to similarly titled measures reported by other companies. We are presenting adjusted EBITDA and operating free cash flow because they provide an additional way to view our operations, when considered with both our GAAP results and the reconciliation to net income and operating income respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Adjusted EBITDA and operating free cash flow are presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of non-cash depreciation and amortization expenses; (ii) we believe that investors will find this data useful in assessing our ability to service or incur indebtedness; and (iii) we use adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA and operating free cash flow has limitations and you should not consider adjusted EBITDA and operating free cash flow in isolation from or as an alternative to GAAP measures such as net income, cash flows from operating activities and consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The following tables set forth the reconciliation of adjusted EBITDA and operating free cash flow, non-GAAP financial measures, to net income and operating income, respectively, our most directly comparable financial measure presented in accordance with GAAP.
We define non-GAAP fully tax-effected net income as GAAP net income plus the GAAP tax provision minus a tax provision taken at a 42% rate. We view Non-GAAP fully tax-effected net income as a useful measure to allow us to compare our net income and net income per share to those of our competitors and comparable companies who bear a full tax burden in the net income and net income per share numbers. In addition the second quarter tax provision includes a valuation allowance reversal that is non-recurring in nature.
Reconciliation of GAAP Net Income to Non GAAP Adjusted EBITDA – (In Thousands $ — Unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended		Year Ended
	June 30,		June 30,		September 30,		December 31,
	2005	2004	2005	2004	2005	2004	2005	2004
	Actual	Actual	Actual	Actual	Estimate	Actual	Estimate	Actual
					(Note)		(Note)

GAAP Net Income	19,126	1,727	21,592	2,052	2,467	1,243	27,068	5,718

GAAP Tax Provision	(14,812)	121	(14,320)	142	1,786	51	(10,430)	411
Tax Provision at 42% Tax Rate	(1,812)	(776)	(3,054)	(921)	(1,786)	(543)	(6,988)	(2,574)

Pro Forma Fully Taxed Net Income	2,502	1,072	4,218	1,273	2,467	751	9,650	3,555

Interest Expense (Income) — Net	232	87	(222)	170	232	1,017	242	970
Tax Provision	1,812	776	3,054	921	1,786	543	6,988	2,574
Depreciation and Amortization (DA)
Cost of Sales DA	381	89	576	175	436	100	1,473	553
Panel Expense DA	383		625	0	399	0	1,423	0
Operating Expense DA	2,020	245	2,803	463	2,016	388	6,881	1,292

EBITDA	7,330	2,269	11,054	3,002	7,336	2,799	26,657	8,944

Stock-based compensation	223	269	476	848	223	250	921	1,345

Adjusted EBITDA	7,553	2,538	11,530	3,850	7,559	3,049	27,578	10,289

Note: Midpoint of Guidance

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Operating Free Cash Flow – (In Thousands $ — Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	Actual	Actual	Actual	Actual

Net cash provided by operating activities	6,733	240	8,996	139

Additions to property and equipment and intangibles for cash	(1,091)	(578)	(1,795)	(860)
Principal payments under capital lease obligations	(374)	(267)	(694)	(510)

Non-GAAP operating free cash flow	5,268	(605)	6,507	(1,231)

Reconciliation of GAAP Net Income to Non-GAAP Fully Tax-Effected Net Income – (In Thousands $ — Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	Actual	Actual	Actual	Actual

GAAP Net Income	19,126	1,727	21,592	2,052
GAAP Tax Provision	(14,812)	121	(14,320)	142

Pre Tax Income	4,314	1,848	7,272	2,194
Tax Provision (42%)	1,812	776	3,054	921

Non GAAP Fully Tax-Effected Net Income	2,502	1,072	4,218	1,273

10-Quarter Financial Review – (In Thousands $ — Unaudited)

	Mar-03	Jun-03	Sep-03	Dec-03	Mar-04	Jun-04	Sep-04	Dec-04	Mar-05	Jun-05

Revenues	4,591	5,948	7,048	8,281	8,623	10,229	12,015	13,561	15,251	26,283

Cost of Goods Sold	1,531	1,956	2,574	2,823	2,813	2,180	2,515	3,573	4,425	7,162

Gross Margin	3,060	3,992	4,474	5,458	5,810	8,049	9,500	9,988	10,826	19,121
	66.7%	67.1%	63.5%	65.9%	67.4%	78.7%	79.1%	73.7%	71.0%	72.8%

Operating Expenses	3,162	3,291	3,994	4,840	5,376	6,103	7,179	7,538	8,281	14,597
	68.9%	55.3%	56.7%	58.4%	62.3%	59.7%	59.8%	55.6%	54.3%	55.5%

Operating Income	(102)	701	480	618	434	1,946	2,321	2,450	2,545	4,524
	-2.2%	11.8%	6.8%	7.5%	5.0%	19.0%	19.3%	18.1%	16.7%	17.2%
Interest Income (Expense) — Net	(125)	(112)	(128)	(130)	(83)	(87)	(1,017)	217	454	(232)
Other Income (Expense)	600	0	0	(4)	(5)	(11)	(10)	(26)	(41)	22

Pre-tax Income	373	589	352	484	346	1,848	1,294	2,641	2,958	4,314
	8.1%	9.9%	5.0%	5.8%	4.0%	18.1%	10.8%	19.5%	19.4%	16.4%

Income Tax Expense (Benefit)	23	40	17	70	21	121	51	218	492	(14,812)

GAAP Net Income	350	549	335	414	325	1,727	1,243	2,423	2,466	19,126

	7.6%	9.2%	4.8%	5.0%	3.8%	16.9%	10.3%	17.9%	16.2%	72.8%

Non GAAP Fully Tax-Effected Net Income (42% Rate) *	216	342	204	281	201	1,072	751	1,532	1,716	2,502

	4.7%	5.7%	2.9%	3.4%	2.3%	10.5%	6.2%	11.3%	11.2%	9.5%

ADJUSTED EBITDA Reconciliation*

Net Income	350	549	335	414	325	1,727	1,243	2,423	2,466	19,126
Depreciation and Amortization	325	343	348	382	304	334	488	718	1,220	2,784
Interest (Income) Expense	125	112	128	130	83	87	1,017	(217)	(454)	232
Other — Gain on Sale of Custom Research Business	(600)
Taxes	23	40	17	70	21	121	51	218	492	(14,812)

EBITDA	223	1,044	828	996	733	2,269	2,799	3,142	3,724	7,330

Stock Based Compensation	276	276	276	454	579	269	250	247	253	223

Adjusted EBITDA	499	1,320	1,104	1,450	1,312	2,538	3,049	3,389	3,977	7,553

	10.9%	22.2%	15.7%	17.5%	15.2%	24.8%	25.4%	25.0%	26.1%	28.7%

Operating Cashflow	211	802	1,596	1,442	(101)	240	1,942	3,257	2,263	6,733
Cash Paid for Capital Expenditures and Capital Leases	(324)	(185)	(366)	(394)	(525)	(845)	(707)	(1,584)	(1,024)	(1,465)

Non GAAP Operating Free Cashflow*	(113)	617	1,230	1,048	(626)	(605)	1,235	1,673	1,239	5,268

*	Fully Tax-Effected Net Income, Adjusted EBITDA and Non GAAP Operating Free Cashflow are reconciled to Net Income and Operating Income in the Non-GAAP Financial Measures section of today’s press release.

Conference call and webcast access information
The Company has scheduled a conference call to discuss these results for later this afternoon, Tuesday, August 9, 2005 at 5:00 PM EDT. Dean A. Wiltse, CEO, will host the teleconference. Formal remarks will be followed by a question and answer session.
The dial-in number for the live audio call beginning at 5:00PM EDT is 1-201-689-8261. The password confirmation is 157836. Please call in at 4:50PM EDT to avoid delays. A live web cast of the conference call will be available on Greenfield Online’s website at http://www.greenfield.com through the “Investor Overview” link.
A replay of the call will be available from 8:00PM EDT on Tuesday, August 9 through midnight EDT on Tuesday, August 23 by telephone at (201) 612- 7415. The account number to access the replay is 3055 and the confirmation ID number is 157836. The webcast of the conference call will be available for 30 days following the call at http://www.greenfield.com.
This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results. In the event that any Non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://www.greenfield.com, through the “Investor Overview” link as soon as practicable after the conclusion of the conference call.
About Greenfield Online
Greenfield Online, Inc. headquartered in Wilton, CT, is a leading independent provider of Internet survey solutions to the global marketing research industry. The company operates in Europe through its Ciao subsidiary. The company has built and actively manages one of the world’s largest communities of online panels, communities and affiliates. This global community allows Greenfield to supply its clients with diverse, demographically representative survey research data. For more information visit http://www.Greenfield.com.
Company Contact:
Cynthia Brockhoff
Vice President – Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com
Safe Harbor Statement
Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company’s future financial performance and growing customer demand for online marketing research, sales bookings, bid volume, and backlog. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of these terms or other comparable terminology. These forward-looking statements are based on the Company’s current expectations but they involve a number of risks and, uncertainties and do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed by the Company after the date of this release. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks related to our ability to maintain the size and demographic composition of the Greenfield Online panel, our panelists’ responsiveness to our surveys, our reliance on our largest customers, our ability to compete with marketing research firms and other current and potential competitors, our ability to manage our growth and international expansion, risks related to foreign currency exchange rate fluctuations, our ability to integrate the businesses we have recently acquired or may acquire in the future, our online business model, demand for our products and services, the strength of our brand and other risks detailed in our filings with the Securities and Exchange Commission available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

GREENFIELD ONLINE, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands, except share data)
(Unaudited)

	June 30,	December 31,

	2005	2004
ASSETS
Current assets:
Cash, restricted cash and cash equivalents	$31,809	$96,082
Investments in marketable securities	—	17,400
Accounts receivable trade (net of allowances of $1,220 and $429 at June 30, 2005 and December 31, 2004, respectively)	21,847	10,537
Prepaid expenses and other current assets	1,359	1,245
Deferred tax assets, current	13,576	—

Total current assets	68,591	125,264
Property and equipment, net	8,535	5,611
Other intangible assets, net	23,981	3,647
Goodwill	159,236	—
Deferred tax assets, long-term	6,443	—
Security deposits and other long term assets	1,228	784

Total assets	$268,014	$135,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,089	$2,868
Accrued expenses and other current liabilities	16,047	5,892
Current portion of long term debt	3,333	—
Current portion of capital lease obligations	1,728	1,253
Deferred revenues	381	225

Total current liabilities	25,578	10,238

Long term debt	14,959	—
Capital lease obligations	1,969	1,877
Deferred tax liabilities, long-term	5,790	—
Other long-term liabilities	91	113

Total liabilities	48,387	12,228

Commitments and contingencies Stockholders’ deficit:
Common stock; par value $0.0001 per share; 100,000,000 shares authorized; 25,279,447 and 21,001,103 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	3	2
Additional paid-in capital	288,493	204,635
Accumulated deficit	(57,079)	(78,671)
Unearned stock-based compensation	(1,792)	(2,757)
Accumulated other comprehensive loss	(9,867)	—
Treasury stock, at cost; Common stock – 9,643 shares at June 30, 2005 and December 31, 2004, respectively	(131)	(131)

Total stockholders’ equity	219,627	123,078

Total liabilities and stockholders’ equity	$268,014	$135,306

GREENFIELD ONLINE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited)

	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net revenues	$26,283	$10,229	$41,534	$18,852
Cost of revenues	7,162	2,180	11,587	4,993

Gross profit	19,121	8,049	29,947	13,859

Operating expenses:
Selling, general and administrative	11,174	5,109	17,872	9,363
Panel acquisition expenses	833	484	1,287	1,172
Depreciation and amortization	2,020	245	2,803	463
Research and development	570	265	916	481

Total operating expenses	14,597	6,103	22,878	11,479

Operating income	4,524	1,946	7,069	2,380

Other income (expense):
Interest income (expense), net	(232)	(74)	222	(130)
Related party interest expense, net	—	(13)	—	(40)
Other income (expense), net	22	(11)	(19)	(16)

Total other income (expense)	(210)	(98)	203	(186)

Income before income taxes	4,314	1,848	7,272	2,194
Provision (benefit) for income taxes	(14,812)	121	(14,320)	142

Net income	19,126	1,727	21,592	2,052
Less: Cumulative dividends on Series B convertible preferred stock	—	(168)	—	(336)
Income allocable to participating preferred securities	—	(1,302)	—	(1,433)

Net income available to common stockholders	$19,126	$257	$21,592	$283

Net income per share available to common stockholders:
Basic	$0.76	$0.13	$0.93	$0.14

Diluted	$0.75	$0.10	$0.92	$0.10

Weighted average shares outstanding:
Basic	25,041	2,052	23,118	2,053

Diluted	25,422	2,693	23,555	2,707